UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 6, 2024
VIRTU FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)
1633 Broadway
New York, NY 10019
(Address of principal executive offices)
(212) 418-0100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The NASDAQ Stock Market LLC

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

On June 6, 2024, Virtu Financial, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “2024 Annual Meeting”). The following items were voted upon by stockholders at the 2024 Annual Meeting:

1. Each of the director nominees listed below was elected a Class III director of the Company to act in accordance with the amended and restated bylaws of the Company for a term of three years expiring at the annual meeting of stockholders to be held in 2027 and until such director's successor has been duly elected and qualified. The votes for the election of directors are set forth below:

Nominee	For	Withheld	Broker Non-Votes
Virginia Gambale	665,365,804	8,663,650	8,349,776
John D. Nixon	639,721,656	34,307,798	8,349,776
David J. Urban	667,777,042	6,252,412	8,349,776
Michael T. Viola	624,032,220	49,997,234	8,349,776

2. The compensation of the Company’s named executive officers was approved, on an advisory basis. The advisory votes are set forth below:

For	Against	Abstain	Broker Non-Votes
666,208,674	7,617,591	203,189	8,349,776

3. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified. The votes for the ratification of the appointment of PricewaterhouseCoopers LLP are set forth below:

For	Against	Abstain
682,082,016	280,840	16,374

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ JUSTIN WALDIE
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel
Dated: June 7, 2024
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